EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


           We consent to incorporation by reference in Form S-8 of GlobalNet Financial.com, Inc. of our report dated March 17, 2000 on our audit of the financial statements of GlobalNet Financial.com, Inc. as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999, included in the December 31, 1999 Annual Report on Form 10-KSB.

          Richard A. Eisner & Company, LLP
          New York, New York

          April 19, 2000